                                                                      EXHIBIT 23

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ROBERT C. WOODWORTH and ALAN G. SILVERGLAT, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Pulitzer Inc.'s Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, and any amendments thereto, with the Securities and Exchange Commission and New York Stock Exchange, Inc., granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       Signature                                 Title                             Date
       ---------                                 -----                             ----
 /s/ Robert C. Woodworth               Director; President and                 March 16, 2005
-------------------------              Chief Executive Officer
  (Robert C. Woodworth)              (Principal Executive Officer)

 /s/ Alan G. Silverglat               Senior Vice President-Finance            March 16, 2005
-------------------------     (Principal Financial and Accounting Officer)
  (Alan G. Silverglat)

    /s/ William Bush                            Director                       March 16, 2005
------------------------
     (William Bush)

 /s/ Susan T. Congalton                         Director                       March 16, 2005
------------------------
  (Susan T. Congalton)

    /s/ Ken J. Elkins                           Director                       March 16, 2005
------------------------
     (Ken J. Elkins)

   /s/ Alice B. Hayes                           Director                       March 16, 2005
------------------------
    (Alice B. Hayes)

  /s/ Richard W. Moore                          Director                       March 16, 2005
------------------------
  (Richard W. Moore)

/s/ Emily Rauh Pulitzer                         Director                       March 16, 2005
------------------------
 (Emily Rauh Pulitzer)

/s/ Michael E. Pulitzer                         Director                       March 16, 2005
------------------------
 (Michael E. Pulitzer)

  /s/ Ronald H. Ridgway                         Director                       March 16, 2005
------------------------
  (Ronald H. Ridgway)

/s/ James M. Snowden, Jr.                       Director                       March 16, 2005
------------------------
 (James M. Snowden, Jr.)